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                                                                    Exhibit 99.1

(PROVINCE HEALTHCARE LOGO)

                                                  NEWS RELEASE
                                                  FOR IMMEDIATE RELEASE

                                                  CONTACT: CHRISTOPHER T. HANNON
                                                  SENIOR VICE PRESIDENT AND
                                                  CHIEF FINANCIAL OFFICER
                                                  (615) 370-1377


         PROVINCE HEALTHCARE RECEIVES THE REQUISITE CONSENTS PURSUANT TO
               ITS TENDER OFFER AND CONSENT SOLICITATION FOR ITS
                    7 1/2% SENIOR SUBORDINATED NOTES DUE 2013

         BRENTWOOD, TN, APRIL 1, 2005 - Province Healthcare Company ("Province Healthcare") (NYSE: PRV) announced today that it has received the requisite consents and tenders from holders of its 7 1/2% Senior Subordinated Notes due 2013 (CUSIP No. 743977AF7) (the "Notes") to eliminate substantially all of the restrictive covenants and to significantly amend the merger covenant and certain events of default and related provisions contained in the indenture governing the Notes (the "Proposed Amendments").

         On March 18, 2005, Province Healthcare, in connection with its previously announced business combination (the "Proposed Transaction") with LifePoint Hospitals, Inc. ("LifePoint") (NASDAQ: LPNT) into a newly formed company ("New LifePoint"), commenced a cash tender offer and consent solicitation for any and all of its $200,000,000 outstanding principal amount of the Notes. The consent solicitation expired at 12:00 midnight, New York City time, on Thursday, March 31, 2005. Prior to expiration of the consent solicitation, holders of approximately 96.9% of the outstanding principal amount of the Notes had tendered their Notes and consented to the Proposed Amendments. These consents and tenders may not be validly withdrawn unless Province Healthcare makes a material change in the terms of the tender offer. The tender offer is scheduled to expire at 12:00 midnight, New York City time, on April 15, 2005, unless extended or earlier terminated.

         Province Healthcare intends to enter into a supplemental indenture to effect the Proposed Amendments described in the Offer to Purchase and Consent Solicitation Statement, dated March 18, 2005. The Proposed Amendments will not become operative, however, unless and until the Notes tendered by the consenting holders are accepted for purchase pursuant to the terms of the tender offer.


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Once the Proposed Amendments become operative, they will be binding upon the holders of the Notes not purchased in the offer.

         The obligations of Province Healthcare to accept for purchase and pay for the Notes in the tender offer is conditioned on, among other things, the satisfaction or waiver of all conditions precedent to the consummation of the Proposed Transaction, as described in more detail in the Offer to Purchase and Consent Solicitation Statement.

         This announcement is not an offer to purchase, nor a solicitation of an offer to purchase, nor a solicitation of tenders or consents with respect to, any Notes. The tender offer and consent solicitation are being made solely pursuant to the Offer to Purchase and Consent Solicitation Statement and related Consent and Letter of Transmittal.

         Province Healthcare has retained Citigroup Global Markets Inc. to serve as the dealer manager and solicitation agent for the tender offer and the consent solicitation. Questions regarding the tender offer and consent solicitation or requests for documents may be directed to Citigroup Global Markets Inc., Liability Management Group, at (800) 558-3745 (U.S. toll free) and
(212) 723-6106 (collect) or Global Bondholder Services Corporation, the Information Agent, at (866) 804-2200 (U.S. toll-free) and (212) 430-3774
(collect).

         In connection with the proposed transaction between LifePoint Hospitals and Province Healthcare, Lakers Holding has filed with the Securities and Exchange Commission (the "SEC") a joint proxy statement/prospectus, as part of a Registration Statement on Form S-4, as amended, and other relevant materials. The definitive joint proxy statement/prospectus was mailed to the stockholders of LifePoint Hospitals and Province Healthcare on or about February 22, 2005. Investors and security holders are advised to read the joint proxy statement/prospectus and other relevant materials when they become available, as well as any amendments or supplements to those documents, because they will contain important information about Lakers Holding, LifePoint Hospitals, Province Healthcare and the proposed transaction. In addition, the joint proxy statement/prospectus and other relevant materials filed by LifePoint Hospitals or Province Healthcare with the SEC may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by LifePoint Hospitals or Lakers Holding by contacting Investor Relations, LifePoint Hospitals, Inc., 103 Powell Court, Suite 200, Brentwood, Tennessee, 37027, Phone: (615) 372-8500 and by Province


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Healthcare by contacting Investor Relations, Province Healthcare Company, 105
Westwood Place, Suite 400, Brentwood, Tennessee, 37027, Phone: (615) 370-1377.

         This document may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Such forward-looking statements, particularly those statements regarding the effects of the merger, reflect LifePoint Hospitals, Inc.'s and Province Healthcare Company's current expectations and beliefs, are not guarantees of performance of LifePoint Hospitals or the newly formed combined entity and are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ materially from those described in the forward-looking statements. For example, such risks, uncertainties, assumptions and other factors include, without limitation, the possibility that (1) problems may arise in successfully integrating the businesses of the two companies; (2) the acquisition may involve unexpected costs; (3) the combined company may be unable to achieve cost-cutting synergies; (4) the businesses may suffer as a result of uncertainty surrounding the acquisition; and (5) the combined company may be subject to future regulatory or legislative actions. For a further discussion of these and other risks, uncertainties, assumptions and other factors, see the joint proxy statement/prospectus and LifePoint Hospitals' and Province Healthcare's filings with the Securities and Exchange Commission. LifePoint Hospitals and Province Healthcare undertake no duty to update forward-looking statements.


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